                                                                  Exhibit 10.40


                           REVOLVING CREDIT AGREEMENT
                           --------------------------



                          DATED as of January 8, 1997




                                      among



                                HADCO CORPORATION



                                       and




                       THE FIRST NATIONAL BANK OF BOSTON,
                           Individually and as Agent,

                                       and

                         THE OTHER LENDING INSTITUTIONS
                           LISTED ON SCHEDULE 1 HERETO
                                     -------- - ------


                                             TABLE OF CONTENTS
                                             -----------------


1.  DEFINITIONS AND RULES OF INTERPRETATION.  .....................................................  1
         1.1.  Definitions.  ......................................................................  1
         1.2.  Rules of Interpretation.  ..........................................................  14
2.  THE REVOLVING CREDIT FACILITY.  ...............................................................  15
         2.1.  Commitment to Lend.  ...............................................................  15
         2.2.  Commitment Fee.  ...................................................................  15
         2.3.  Reduction of Total Commitment.  ....................................................  15
         2.4.  The Notes.  ........................................................................  16
         2.5.  Interest on Loans.  ................................................................  17
         2.6.  Requests for Loans.  ...............................................................  17
         2.7.  Conversion Options.  ...............................................................  17
                  2.7.1.  Conversion to Different Type of Loan.  ..................................  17
                  2.7.2.  Continuation of Type of Loan.  ..........................................  18
                  2.7.3.  Eurodollar Rate Loans.  .................................................  18
         2.8.  Funds for Loans.  ..................................................................  18
                  2.8.1.  Funding Procedures.  ....................................................  18
                  2.8.2.  Advances by Agent.  .....................................................  19
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  .....................................................  19
         3.1.  Maturity.  .........................................................................  19
         3.3.  Optional Repayments of Loans.  .....................................................  20
4.  LETTERS OF CREDIT.  ...........................................................................  20
         4.1.  Letter of Credit Commitments........................................................  20
                  4.1.1.  Commitment to Issue Letters of Credit.  .................................  20
                  4.1.2.  Letter of Credit Applications.  .........................................  21
                  4.1.3.  Terms of Letters of Credit.  ............................................  21
                  4.1.4.  Reimbursement Obligations of Banks.  ....................................  21
                  4.1.5.  Participations of Banks.  ...............................................  21
         4.2.  Reimbursement Obligation of the Borrower.  .........................................  21
         4.3.  Letter of Credit Payments.  ........................................................  22
         4.4.  Obligations Absolute.  .............................................................  23
         4.5.  Reliance by Issuer.  ...............................................................  23
         4.6.  Letter of Credit Fee.  .............................................................  24
5.  CERTAIN GENERAL PROVISIONS.  ..................................................................  24
         5.1.  Fees.  .............................................................................  24
         5.2.  Funds for Payments.  ...............................................................  24
                  5.2.1.  Payments to Agent.  .....................................................  24
                  5.2.2.  No Offset, etc.  ........................................................  24
         5.3.  Computations.  .....................................................................  25
         5.4.  Inability to Determine Eurodollar Rate.  ...........................................  25
         5.5.  Illegality.  .......................................................................  26
         5.6.  Additional Costs, etc.  ............................................................  26
         5.7.  Capital Adequacy.  .................................................................  27


         5.8.   Certificate.  .....................................................................  28
         5.9.   Indemnity.  .......................................................................  28
         5.10.  Interest After Default.  ..........................................................  28
                  5.10.1.  Overdue Amounts.  ......................................................  28
                  5.10.2.  Amounts Not Overdue.  ..................................................  28
6.  GUARANTIES AND PLEDGE OF SECURITIES.  .........................................................  28
7.  REPRESENTATIONS AND WARRANTIES.  ..............................................................  29
         7.1.   Corporate Authority.  .............................................................  29
                  7.1.1.  Incorporation; Good Standing.  ..........................................  29
                  7.1.2.  Authorization.  .........................................................  29
                  7.1.3.  Enforceability.  ........................................................  29
         7.2.   Governmental Approvals.  ..........................................................  30
         7.3.   Title to Properties; Leases.  .....................................................  30
         7.4.   Financial Statements, Projections, Pro Forma Balance Sheet and Solvency.  .........  30
                  7.4.1.  Financial Statements.  ..................................................  30
                  7.4.2.  Projections.  ...........................................................  31
                  7.4.3.  Pro Forma Balance Sheet.  ...............................................  31
                  7.4.4.  Solvency.  ..............................................................  31
         7.5.   No Material Changes, etc.  ........................................................  32
         7.6.   Franchises, Patents, Copyrights, etc.  ............................................  32
         7.7.   Litigation.  ......................................................................  32
         7.8.   No Materially Adverse Contracts, etc.  ............................................  32
         7.9.   Compliance with Other Instruments, Laws, etc.  ....................................  33
         7.10.  Tax Status.  ......................................................................  33
         7.11.  No Event of Default.  .............................................................  33
         7.12.  Holding Company and Investment Company Acts.  .....................................  33
         7.13.  Absence of Financing Statements; Perfection of Security Interest.  ................  33
         7.14.  Certain Transactions.  ............................................................  34
         7.15.  Employee Benefit Plans.  ..........................................................  34
                  7.15.1.  In General.  ...........................................................  34
                  7.15.2.  Terminability of Welfare Plans.  .......................................  34
                  7.15.3.  Guaranteed Pension Plans.  .............................................  34
                  7.15.4.  Multiemployer Plans.  ..................................................  35
         7.16.  Use of Proceeds.  .................................................................  35
         7.17.  Environmental Compliance.  ........................................................  35
         7.18.  Subsidiaries, etc.  ...............................................................  37
         7.19.  Merger and Tender Offer.  .........................................................  37
         7.20.  Disclosure.  ......................................................................  38
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.  .......................................................  38
         8.1.   Punctual Payment.  ................................................................  38
         8.2.   Maintenance of Office.  ...........................................................  38
         8.3.   Records and Accounts.  ............................................................  38
         8.4.   Financial Statements, Certificates and Information.  ..............................  38


         8.5.   Notices.  .........................................................................  40
                  8.5.1.  Defaults.  ..............................................................  40
                  8.5.2.  Environmental Events.  ..................................................  40
                  8.5.3.  Notice of Litigation and Judgments.  ....................................  40
                  8.5.4.  Notification of Claims Against Securities.  .............................  41
         8.6.   Corporate Existence; Maintenance of Properties.  ..................................  41
         8.7.   Insurance.  .......................................................................  41
         8.8.   Taxes.  ...........................................................................  42
         8.9.   Inspection of Properties and Books, etc.  .........................................  42
                  8.9.1.  General.  ...............................................................  42
                  8.9.2.  Communications with Accountants.  .......................................  42
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ..........................  42
         8.11.  Employee Benefit Plans.  ..........................................................  43
         8.12.  Use of Proceeds.  .................................................................  43
         8.13.  Interest Rate Protection Agreements.  .............................................  43
         8.14.  Confirmation of Guaranty; Additional Guaranties.  .................................  43
         8.15.  Consummation of Merger.  ..........................................................  44
         8.16.  Delivery of Securities.  ..........................................................  44
         8.17.  Further Assurances.  ..............................................................  44
         8.18.  Post-Closing Undertakings.  .......................................................  44
9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  .................................................  44
         9.1.   Restrictions on Indebtedness.  ....................................................  44
         9.2.   Restrictions on Liens.  ...........................................................  47
         9.3.   Restrictions on Investments.  .....................................................  48
         9.4.   Distributions.  ...................................................................  49
         9.5.   Mergers and Consolidations, Acquisitions and Disposition of Assets.  ..............  50
                  9.5.1.  Mergers and Consolidations.  ............................................  50
                  9.5.2.  Acquisitions.  ..........................................................  50
                  9.5.3.  Disposition of Assets.  .................................................  51
         9.6.   Sale and Leaseback.  ..............................................................  51
         9.7.   Compliance with Environmental Laws.  ..............................................  51
         9.8.   Employee Benefit Plans.  ..........................................................  52
         9.9.   Changes to Transaction Documents.  ................................................  52
         9.10.  Capitalization.  ..................................................................  52
         9.11.  Agreements Regarding Hadco FSC.  ..................................................  53
10.  FINANCIAL COVENANTS OF THE BORROWER.  ........................................................  53
         10.1.  Funded Debt to EBITDA.  ...........................................................  53
         10.2.  Capital Expenditures.  ............................................................  53
         10.3.  Debt Service.  ....................................................................  54
         10.4.  Adjusted Consolidated Net Worth.  .................................................  54
11.  CLOSING CONDITIONS.  .........................................................................  54
         11.1.  Loan Documents; Transaction Documents.  ...........................................  54
                  11.1.1.  Loan Documents.  .......................................................  54



                  11.1.2.  Transaction Documents.  ................................................  55
         11.2.   Certified Copies of Charter Documents.  ..........................................  55
         11.3.   Corporate Action.  ...............................................................  55
         11.4.   Incumbency Certificate.  .........................................................  55
         11.5.   Validity of Liens; UCC Search Results.  ..........................................  55
                  11.5.1.  Validity of Liens.  ....................................................  55
                  11.5.2.  UCC Search Results.  ...................................................  55
         11.6.   Certificates of Insurance.  ......................................................  55
         11.7.   Form U-1.  .......................................................................  56
         11.8.   Solvency Certificate.  ...........................................................  56
         11.9.   Opinion of Counsel.  .............................................................  56
         11.10.  Payment of Fees.  ................................................................  56
         11.11.  Tender Offer.  ...................................................................  56
                  11.11.1.  Adequate Tender of Securities.  .......................................  56
                  11.11.2.  Consummation of Tender Offer.  ........................................  56
         11.12.  Unused Debt Capacity.  ...........................................................  56
         11.13.  Payment of Existing Indebtedness; Consent of Other Lenders.  .....................  57
                  11.13.1.  Indebtedness of the Borrower To FNBB.  ................................  57
                  11.13.2.  Indebtedness of Zycon to Comerica Bank - California.  .................  57
                  11.13.3.  Consent of Equipment Lessors.  ........................................  57
                  11.13.4.  New York Urban Development Corporation.  ..............................  57
                  11.13.5.  Notice to Bank Bumiputra.  ............................................  57
         11.14.  Post-Closing Undertakings.  ......................................................  57
12.  CONDITIONS TO ALL BORROWINGS.  ...............................................................  58
         12.1.   Representations True; No Event of Default.  ......................................  58
         12.2.   No Legal Impediment.  ............................................................  58
         12.3.   Governmental Regulation.  ........................................................  58
         12.4.   Proceedings and Documents.  ......................................................  58
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .......................................................  58
         13.1.   Events of Default and Acceleration.  .............................................  58
         13.2.   Termination of Commitments.  .....................................................  62
         13.3.   Remedies.  .......................................................................  62
14.  SETOFF.  .....................................................................................  63
15.  THE AGENT.  ..................................................................................  63
         15.1.   Authorization.  ..................................................................  63
         15.2.   Employees and Agents.  ...........................................................  64
         15.3.   No Liability.  ...................................................................  64
         15.4.   No Representations.  .............................................................  64
         15.5.   Payments.  .......................................................................  65
                  15.5.1.  Payments to Agent.  ....................................................  65
                  15.5.2.  Distribution by Agent.  ................................................  65
                  15.5.3.  Delinquent Banks.  .....................................................  65
         15.6.   Holders of Notes.  ...............................................................  66


         15.7.  Indemnity.  .......................................................................  66
         15.8.  Agent as Bank.  ...................................................................  66
         15.9.  Resignation.  .....................................................................  66
16.  EXPENSES.  ...................................................................................  67
17.  INDEMNIFICATION.  ............................................................................  67
18.  SURVIVAL OF COVENANTS, ETC.  .................................................................  68
19.  ASSIGNMENT AND PARTICIPATION.  ...............................................................  69
         19.1.  Conditions to Assignment by Banks.  ...............................................  69
         19.2.  Certain Representations and Warranties; Limitations; Covenants.  ..................  69
         19.3.  Register.  ........................................................................  70
         19.4.  New Notes.  .......................................................................  71
         19.5.  Participations.  ..................................................................  71
         19.6.  Disclosure.  ......................................................................  71
         19.7.  Assignee or Participant Affiliated with the Borrower.  ............................  72
         19.8.  Miscellaneous Assignment Provisions.  .............................................  72
         19.9.  Assignment by Borrower.  ..........................................................  73
20.  NOTICES, ETC.  ...............................................................................  73
21.  GOVERNING LAW.  ..............................................................................  73
22.  HEADINGS.  ...................................................................................  74
23.  COUNTERPARTS.  ...............................................................................  74
24.  ENTIRE AGREEMENT, ETC.  ......................................................................  74
25.  WAIVER OF JURY TRIAL.  .......................................................................  74
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  .........................................................  75
27.  SEVERABILITY.  ...............................................................................  75
28.  CONFIDENTIALITY...............................................................................  75


EXHIBITS
--------


Exhibit A                  -        Note
------- -
Exhibit B                  -        Loan Request
------- -
Exhibit C                  -        Compliance Certificate
------- -
Exhibit D                  -        Assignment and Acceptance
------- -
Exhibit E-1                -        Guaranty
------- ---
Exhibit E-2                -        Guaranty of Hadco Acquisition
------- ---
Exhibit F                  -        Stock Pledge Agreement
------- -

SCHEDULES
---------

Schedule 1                 -        Banks; Commitments
-------- -
Schedule 7.3               -        Title to Properties; Leases
-------- ---
Schedule 7.5               -        Contracts
-------- ---
Schedule 7.7               -        Litigation
-------- ---
Schedule 7.10              -        Tax Status
-------- ----
Schedule 7.17              -        Environmental Matters
-------- ----
Schedule 7.18              -        Subsidiaries
-------- ----
Schedule 7.19              -        Merger Documents and Tender Offer Documents
-------- ----
Schedule 8.18              -        Post-Closing Undertakings
-------- ----
Schedule 9.1               -        Indebtedness
-------- ---
Schedule 9.2               -        Liens
-------- ---
Schedule 9.3               -        Investments
-------- ---

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This REVOLVING CREDIT AGREEMENT is made as of January 8, 1997, by and among HADCO CORPORATION (the "Borrower"), a Massachusetts corporation having its principal place of business at 12A Manor Parkway, Salem, New Hampshire 03709, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association and the other lending institutions listed on SCHEDULE 1 hereto, and THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.
                      ---------------------------------------

     1.1 DEFINITIONS. The following terms shall have the meanings set forth in this [Section]1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ACQUISITION RELATED WRITE-OFF. Up to $80,000,000 in non-cash expenses associated with the purchase of goodwill of Zycon and with research and development costs of Zycon.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     AGENT. The First National Bank of Boston, acting as agent for the Banks.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT'S SIDE LETTER. See [Section]5.2.

     AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

     APPLICABLE COMMITMENT FEE PERCENTAGE. For any fiscal quarter or portion thereof, three-eighths of one percent (0.375%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four consecutive fiscal quarters ending on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Commitment Fee Percentage shall, commencing with the date which is ten (10) days after any date on which the Borrower delivers to the Banks the financial statements referred to in [Section]8.4(a) or (b) for such fiscal quarter or portion thereof and ending with the date nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in [Section]8.4(a) or (b), be the percentage set forth opposite the applicable ratio of Funded Debt to EBITDA in the table below:

     Ratio of Funded Debt                         Applicable Commitment Fee
          to EBITDA                                     Percentage
          ---------                                     ----------

Greater than or equal to 2.5:1.0                          0.375%
Greater than or equal to 2.0:1.0                          0.275%
  but less than 2.5:1.0
Greater than or equal to 1.5:1.0                          0.225%
  but less than 2.0:1.0
Less than 1.5:1.0                                         0.200%


     APPLICABLE EURODOLLAR RATE MARGIN. For any fiscal quarter or portion thereof within any Interest Period with respect to any Eurodollar Rate Loan, one and one-eighth percent (1.125%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four consecutive fiscal quarters ending on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Eurodollar Rate Margin shall, commencing with (but not before) the date which is ten (10) days after the date on which the Borrower delivers to the Banks the financial statements referred to in [Section]8.4(a) or (b) for such fiscal quarter or portion thereof and ending with the date which is nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in [Section]8.4(a) or (b), be the percentage set forth opposite the applicable ratio of Funded Debt to EBITDA in the table below:

     Ratio of Funded Debt                           Applicable Eurodollar
          to EBITDA                                      Rate Margin
          ---------                                      -----------

Greater than or equal to 2.5:1.0                            1.125%
Greater than or equal to 2.0:1.0                            0.875%
  but less than 2.5:1.0
Greater than or equal to 1.5:10                             0.625%
  but less than 2.0:1.0
Less than 1.5:1.0                                           0.500%


     ASSIGNMENT AND ACCEPTANCE. See [Section]20.1.

     BALANCE SHEET DATE. October 26, 1996.

     BANK BUMIPUTRA LOAN AGREEMENT. The Loan Agreement dated as of February 9, 1996 among Zycon Corp. SDN BHD, Bank Bumiputra and certain other lenders, as in effect on the date hereof.

     BANKS. FNBB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to [Section]19.

     BASE RATE. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

     BORROWER. As defined in the preamble hereto.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by any of the Transaction Parties in connection with the purchase or lease by any of the Transaction Parties of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     CAPITALIZED LEASES. Leases under which any of the Transaction Parties is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA. See [Section]7.18.

     CLOSING DATE. The first date on which the conditions set forth in [Section]12 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

     CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Transaction Parties, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED FUNDED DEBT. At any time of determination, the sum of (i) the amount of the Loans outstanding (after giving account to any amounts requested) PLUS accrued but unpaid interest thereon; PLUS (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations PLUS accrued but unpaid interest (if any) thereon; PLUS (iii) the outstanding amount of any other Indebtedness for borrowed money, in respect of Capitalized Leases or which is otherwise subject to the payment of interest PLUS accrued but unpaid interest on such Indebtedness, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Transaction Parties, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income and the Acquisition Related Write-off.

     CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities.

     CONSOLIDATED TANGIBLE NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of the Transaction Parties properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

          (b) all amounts representing any write-up in the book value of any assets of the Transaction Parties resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; PLUS

          (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

     CONSOLIDATED TOTAL ASSETS. All assets of the Transaction Parties determined on a consolidated basis in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Transaction Parties during such period on all Indebtedness of the Transaction Parties outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Transaction Parties determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Transaction Parties, whether or not so classified.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with [Section]2.7.

     CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     DEFAULT. See [Section]13.1.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or, as the case may be, Zycon, other than dividends payable solely in shares of common stock of the Borrower or, as the case may be, Zycon, the purchase, redemption, or other retirement of any shares of any class of capital stock, or any rights or options convertible into shares of any class of capital stock, of the Borrower or, as the case may be, Zycon, directly or indirectly through a Subsidiary of the Borrower or, as the case may be, Zycon, or otherwise; the return of capital by the Borrower or, as the case may be, Zycon, to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or, as the case may be, Zycon.

     DOLLARS or $. Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with [Section]2.7.

     EARNINGS BEFORE INTEREST AND TAXES or EBIT. The consolidated earnings (or loss) from the operations of the Transaction Parties for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense, for such period, determined in accordance with generally accepted account principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss, earnings from discontinued businesses, any non-cash gains used in determining income and the Acquisition Related Write-off.

     EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION or EBITDA. The consolidated earnings (or loss) from the operations of the Transaction Parties for any period, after all expenses and other proper charges but before payment or provision for any income taxes, interest expense, depreciation or amortization for such period, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss, earnings from discontinued businesses, any non-cash gains used in determining income and the Acquisition Related Write-off.

     ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of [Section]3(3) of ERISA maintained or contributed to by the Borrower or Zycon, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     ENVIRONMENTAL LAWS. See [Section]7.18(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower or Zycon under [Section]414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of [Section]4043 of ERISA and the regulations promulgated thereunder.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum (rounded upwards to the nearest 1/16 of one percent) of the rate at which FNBB's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of FNBB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT. See [Section]13.1.

     FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in [Section]10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of [Section]3(2) of ERISA maintained or contributed to by the Borrower, Zycon or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTIES. The separate Guaranties, each in the form of EXHIBIT E-1 or, in the case of the Guaranty to be entered into by Hadco Acquisition, of EXHIBIT E-2 hereto and dated or to be dated on, prior to or, in the case of Zycon Alternate Circuits, Inc. and any Subsidiary which becomes a Guarantor pursuant to [Section]9.5.2, after the Closing Date, made by each Guarantor in favor of the Banks and the Agent pursuant to which such Guarantor guaranties to the Banks and the Agent, to the extent provided therein, the payment and performance of the Obligations.

     GUARANTORS. (i) Hadco Acquisition; (ii) immediately following the consummation of the Merger, Zycon Alternate Circuits, Inc.; and (iii) any other direct or indirect Subsidiary of the Borrower (other than Hadco FSC).

     GUARANTY DELIVERY DATE. The earliest to occur of (a) the consummation of the Merger and the Borrower's and the other Transaction Parties' compliance with the requirements of [Section]8.14 and (b) the date upon which the Securities no longer constitute Margin Stock.

     HADCO ACQUISITION. Hadco Acquisition Corp., a Delaware corporation, and a wholly owned subsidiary of the Borrower and from and after the Merger, shall refer to the surviving entity of the Merger.

     HADCO FSC. Hadco Foreign Sales Corporation, a U.S. Virgin Islands corporation.

     HAZARDOUS SUBSTANCES. See [Section]7.18(b).

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     INTEREST PERIOD. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; PROVIDED, HOWEVER, that during the Syndication Period, the period for each Eurodollar Rate Loan shall be 1 month; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such

     Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in [Section]2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LETTER OF CREDIT. See [Section]4.1.1.

     LETTER OF CREDIT APPLICATION. See [Section]4.1.1.

     LETTER OF CREDIT PARTICIPATION. See [Section]4.1.4.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranties, the Stock Pledge Agreement, the Agent's Side Letter, any interest rate protection agreements entered into with any of the Banks in connection herewith and any other instruments, documents and agreements executed from time to time in connection herewith.

     LOAN REQUEST. See [Section]2.6.

     LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to [Section]2.

     MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

     MARGIN STOCK. "Margin stock" or "margin securities", as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     MAXIMUM GUARANTEED LOAN VALUE. "Maximum loan value" as used and defined in
Section 221.8 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. [Section]221.8.

     MERGER. As contemplated by the Merger Documents, the merger of Hadco Acquisition with and into Zycon, with Hadco Acquisition as the surviving entity.

     MERGER DOCUMENTS. The Agreement and Plan of Merger, dated December 4, 1996 among the Borrower, Hadco Acquisition and Zycon, together with all schedules, exhibits and annexes thereto, and all agreements and documents entered into or required to be entered into and delivered pursuant to such Agreement and Plan of Merger or in connection with the Merger, including the Stockholders Agreement dated December 4, 1996 among the Borrower, Hadco Acquisition and certain selling shareholders of Zycon.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of [Section]3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NOTES. See [Section]2.4.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Transaction Parties to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

     OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by [Section]4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED ACQUISITIONS. Acquisitions of stock or assets permitted by [Section]9.5.1.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by [Section]9.2.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRO FORMA BALANCE SHEET. See [Section]7.4.3.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by any of the Transaction Parties.

     REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in [Section]4.2.

     REVOLVING CREDIT LOAN MATURITY DATE. January 8, 2002.

     SECURITIES. Shares of the outstanding common stock, $.001 par value per share of Zycon, to be purchased pursuant to the Tender Offer.

     STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement in the form of EXHIBIT F hereto, dated or to be dated on or prior to the Closing Date, made by Hadco Acquisition in favor of the Agent and the Banks, pursuant to which Hadco Acquisition will, until the consummation of the Merger and the compliance by the Borrower and the other Transaction Parties with the requirements of [Section]8.14, pledge the Securities in order to secure its obligations under its Guaranty.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     SYNDICATION PERIOD. The period from the Closing Date until such time as the Agent shall have concluded the syndication of this Credit Agreement and the other Loan Documents on terms and conditions satisfactory to the Agent in its sole discretion.

     TARGET. See [Section]9.5.2.

     TENDER OFFER. The offer to purchase the Securities pursuant to the Tender Offer Documents.

     TENDER OFFER DOCUMENTS. The Offer to Purchase dated December 11, 1996 from Hadco Acquisition to the holders of the Securities, as amended or supplemented from time to time thereafter in accordance with [Section]9.9 hereof, and all amendments and instruments required to be entered into or delivered by the Borrower pursuant to such Offer to Purchase in order to complete the purchase of the Securities contemplated by the Tender Offer, as amended or supplemented from time to time in accordance with [Section]9.9 hereof.

     TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

     TRANSACTION DOCUMENTS. Collectively, the Loan Documents, the Tender Offer Documents and the Merger Documents.

     TRANSACTION PARTIES. Collectively, the Borrower and its Subsidiaries and Zycon and its Subsidiaries.

     TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, [Section]4.2.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     ZYCON. Zycon Corporation, a Delaware corporation, and the issuer of the Securities, but not the surviving entity of the Merger.

     ZYCON BALANCE SHEET DATE. November 30, 1996.

     ZYCON EMPLOYEE DISTRIBUTION. The Distribution made by Hadco Acquisition upon the consummation of the Merger, in an aggregate amount not to exceed $6,000,000, in order to pay employees of Zycon the difference between the exercise price of the stock options owned by such employees and the price per share offered by Hadco Acquisition for the Securities in connection with the Tender Offer.

     1.2. RULES OF INTERPRETATION.
          -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "[Section]" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.
                           -----------------------------

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with [Section]2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in [Section]11 and [Section]12, in the case of the initial Loans to be made on the Closing Date, and [Section]12, in the case of all other Loans, have been satisfied on the date of such request.


     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at a rate per annum equal to the Applicable Commitment Fee Percentage on the average daily amount during each calendar quarter or portion thereof from Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.


     2.3. REDUCTION OF TOTAL COMMITMENT. Upon the Borrower's incurrence of any Indebtedness permitted by [Section] 9.1(k), the Borrower shall, at the request of the Majority Banks, reduce the Total Commitment by an amount equal to the net proceeds of all such Indebtedness incurred following the Closing Date, up to a maximum of $50,000,000 in connection with any such Indebtedness described in [Section]9.1(k)(i) and up to a maximum of $100,000,000 in connection with any such Indebtedness described in [Section]9.1(k)(ii). The Borrower shall have the right, without penalty (other than breakage fees relating to Eurodollar Rate Loans for which the Borrower is otherwise responsible under [Section]5.9 and as otherwise provided in this [Section]2.3), at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $10,000,000 or an integral multiple of $5,000,000 in excess thereof or terminate entirely the Total Commitment; PROVIDED, HOWEVER, that the Total Commitment shall not be reduced below $50,000,000 unless it is terminated in full; and PROVIDED FURTHER that if, within one (1) year following the Closing Date, the Borrower incurs Indebtedness permitted by [Section]9.1(k) or sells equity securities of the Borrower, or warrants or subscription rights for equity securities of the Borrower, the sale or issuance of any of which does not create or result in a Default or Event of Default, in an aggregate amount for all such Indebtedness and net proceeds of the sale of such equity securities, or warrants or subscription rights for equity securities, in excess of $75,000,000, and the Borrower, at its option, reduces the Total Commitment by more than $75,000,000, the Borrower shall, at the time of such reduction of the Total Commitment, pay to the Agent, for the PRO RATA benefit of the Banks, a fee equal to one fifth of one percent (.20%) on the amount by which such reduction in the Total Commitment exceeds $75,000,000. Upon any such reduction of the Total Commitment as set forth in either of the two immediately preceding sentences, the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this [Section]2.3.2, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.


     2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate computer entry or other record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in such computer entries or other records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount in such computer entries or other records shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.


     2.5. INTEREST ON LOANS. Except as otherwise provided in [Section]5.10,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Applicable Eurodollar Rate Margin PLUS the Eurodollar Rate determined for such Interest Period.

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.


     2.6. REQUESTS FOR LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or an integral multiple thereof.

     2.7. CONVERSION OPTIONS.
          ------------------

          2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.


          2.7.2. CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in [Section]2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this [Section]2.7 is scheduled to occur.


          2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $20,000,000 or a whole multiple of $5,000,000 in excess thereof. At no time shall there be more than five (5) Eurodollar Rate Loans outstanding.

     2.8. FUNDS FOR LOANS.
          ---------------

          2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by [Section][Section]11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.


          2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
     (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.
                      ---------------------------------------

     3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the Borrower shall incur Indebtedness permitted by [Section]9.1(k), the Borrower shall, at the request of the Majority Banks, immediately pay to the Agent for the respective accounts of the Banks an amount equal to the net proceeds of all such Indebtedness incurred following the Closing Date, up to a maximum of $50,000,000 in connection with any such Indebtedness described in [Section]9.1(k)(i) and up to a maximum of $100,000,000 in connection with any such Indebtedness described in [Section]9.1(k)(ii). If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks. Any amounts repaid in accordance with either of the immediately preceding two sentences shall be applied: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by [Section]4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.


     3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this [Section]3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this [Section]3.3 of Base Rate Loans, and three (3) Eurodollar

Business Days notice of any proposed prepayment pursuant to this [Section]3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $5,000,000 and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Accrued interest on the principal prepaid in connection with each such partial prepayment shall be due and payable on the next Interest Payment Date, but accrued interest on the principal paid in connection with any full prepayment at a time when the Total Commitment is terminated shall be paid on the date of prepayment. Each prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.
                                 -----------------


     4.1. LETTER OF CREDIT COMMITMENTS.
          ----------------------------

          4.1.1. COMMITMENT TO ISSUE LETTER OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in [Section]4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed the Total Commitment.


          4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.


          4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (ii) have an expiry date (which may be extended annually by the Agent, at its option upon the request of the Borrower) no more than one year following its date of issue and (iii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.


          4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to [Section]4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).


          4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under [Section]4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to [Section]4.2.


     4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in [Section]4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent in an interest bearing account selected by the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with [Section]13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent in an interest bearing account selected by the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this [Section]4.2 at any time from the date such amounts become due and payable (whether as stated in this [Section]4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in [Section]5.10 for overdue principal on the Loans. So long as no Default or Event of Default has occurred and is continuing, the Agent shall return amounts held as cash collateral pursuant to [Section]4.2(b) or as a result of the Borrower's termination of the Total Commitment pursuant to [Section]4.2(c) within a reasonable time following the expiration or cancellation of any Letter of Credit, with the amount being so returned equal to the Maximum Drawing Amount of such expired or cancelled Letter of Credit.


     4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in [Section]4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit, and upon such determination, the Agent shall honor a demand for payment under such Letter of Credit.

     4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this [Section]4 shall be absolute and unconditional under any and all circumstances and irrespective, so long as the Agent has honored any appropriate demand for payment with respect to any Letter of Credit, of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under [Section]4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and with commercial reasonableness, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.


     4.5. RELIANCE BY ISSUER. To the extent not inconsistent with [Section]4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.


     4.6. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Agent (i) in respect of each standby Letter of Credit equal to (A) the Applicable Eurodollar Rate Margin in effect on such date MULTIPLIED BY the face amount of such standby Letter of Credit PLUS (B) the

Agent's customary issuance fee PLUS (C) a fronting fee (for the account of the Agent) equal to one-eighth of one percent (0.125)% per annum of the face amount of such standby Letter of Credit, and (ii) in respect of each documentary Letter of Credit equal to (A) the Agent's customary administrative fees PLUS (B) the Applicable Eurodollar Rate Margin in effect on such date MULTIPLIED BY the face amount of such documentary Letter of Credit, PLUS (C) a fronting fee to the Agent equal to one-eighth of one percent (0.125%) per annum of the face amount of such documentary Letter of Credit, such Letter of Credit Fee (but not such issuance, administrative or fronting fees) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         5. CERTAIN GENERAL PROVISIONS.
                            --------------------------


     5.1. FEES. The Borrower agrees to pay to the Agent the fees described in the letter dated as of the date hereof between the Agent and the Borrower (the "Agent's Side Letter") in accordance with the terms and conditions thereof.

     5.2. FUNDS FOR PAYMENTS.
          ------------------

          5.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.


          5.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     5.3. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed; PROVIDED, HOWEVER, that computations of interest on Base Rate Loans shall be based on a 365 or, as the case may be, 366-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records on each Bank and the Agent from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice from the Agent or any of the Banks of such outstanding amount, the Borrower shall notify the Agent or such Bank to the contrary.

     5.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     5.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this [Section]5.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     5.6. ADDITIONAL COSTS, ETC.If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

     5.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with [Section]5.8 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     5.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to [Sections]5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. The Agent or any Bank which becomes aware that such amounts are due and owing shall provide such Certificate to the Borrower within a reasonable period after becoming so aware.

     5.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans,

     (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with [Section]2.6 or [Section]2.7 or
(iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     5.10. INTEREST AFTER DEFAULT.

          5.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

          5.10.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to [Section]26, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to [Section]2.5 and (ii) the rate of interest applicable to overdue principal pursuant to [Section]5.10.1.

                     6. GUARANTIES AND PLEDGE OF SECURITIES.
                        -----------------------------------

     The Obligations shall be guaranteed by each Guarantor pursuant to the terms of the Guaranties; PROVIDED, HOWEVER, that until the Guaranty Delivery Date, the Guaranty of Hadco Acquisition shall be limited to an amount equal to the Maximum Guaranteed Loan Value. The obligations of Hadco Acquisition under its Guaranty shall be secured by a pledge of all of the Securities owned by Hadco Acquisition pursuant to the Stock Pledge Agreement; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, the Agent shall release such pledge on the Guaranty Delivery Date.

                       7. REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     The Borrower represents and warrants to the Banks and the Agent as follows:

     7.1.  CORPORATE AUTHORITY.
           -------------------

          7.1.1. INCORPORATION; GOOD STANDING.Each of the Transaction Parties
     (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated upon the consummation of the

     Tender Offer and the Merger, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Transaction Parties.

          7.1.2. AUTHORIZATION.The execution, delivery and performance of this Credit Agreement and the other Transaction Documents to which any of the Transaction Parties is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, including, without limitation, any consents or approvals of shareholders of the Borrower, Hadco Acquisition or Zycon, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Transaction Parties is subject (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any judgment, order, writ, injunction, license or permit applicable to any of the Transaction Parties and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Transaction Parties. The Merger is exempt from the restrictions on business combinations with interested stockholders set forth in [Section]203 of Chapter 1, Title 8 of the Delaware General Corporation law.

          7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Transaction Documents to which any of the Transaction Parties is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by any of the Transaction Parties of this Credit Agreement and the other Transaction Documents to which any of the Transaction Parties is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or to be obtained in accordance with the requirements of the Transaction Documents.

     7.3. TITLE TO PROPERTIES; LEASES.Except as indicated on SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries or, as the case may be, Zycon and its Subsidiaries, own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, or, as the case may be, Zycon and its

Subsidiaries as at the Balance Sheet Date or, as the case may be, the Zycon Balance Sheet Date, or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. As of the Closing Date, the Borrower and its Subsidiaries will own all of the assets reflected in the Pro Forma Balance Sheet.

     7.4. FINANCIAL STATEMENTS, PROJECTIONS, PRO FORMA BALANCE SHEET AND
          --------------------------------------------------------------
SOLVENCY.
--------

          7.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP, together with a consolidated balance sheet of Zycon and its Subsidiaries as at the Zycon Balance Sheet Date, and a consolidated statement of income of Zycon and its Subsidiaries for the portion of the fiscal year then ended, certified by Arthur Andersen LLP. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower or Zycon, as the case may be, as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of the Balance Sheet Date, or of Zycon and its Subsidiaries as of the Zycon Balance Sheet Date, involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

          7.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries following the Tender Offer and the Merger on a consolidated basis, balance sheets and cash flow statements for the 1997 to 2001 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

          7.4.3. PRO FORMA BALANCE SHEET.There will be furnished to the Agent and the Banks on or before the Closing Date an unaudited PRO FORMA balance sheet of the Borrower and its Subsidiaries as at the Closing Date, adjusted to give effect to the initial Loans made on the Closing Date, to the acquisition by Hadco Acquisition on the date thereof of the applicable percentage of the outstanding Securities in the Tender Offer (the "Pro Forma Balance Sheet") and to the Merger. The Pro Forma Balance Sheet presents fairly in accordance with generally accepted accounting principles used in connection with the preparation of historical financial statements the financial position of the Borrower and its Subsidiaries on a PRO FORMA basis and properly gives effect in accordance with generally accepted accounting principles used in connection with the preparation of historical financial statements to the application of the PRO FORMA adjustments to such balance sheet necessary to reflect the transactions contemplated in the Transaction Documents. There are no liabilities or contingent liabilities of the Borrower and its Subsidiaries which are required to be disclosed in accordance with generally accepted accounting principles applicable to the preparation of historical financial statements that will not be disclosed in the Pro Forma Balance Sheet or in the notes thereto.

          7.4.4. SOLVENCY. Each of the Transaction Parties, both before and after giving effect to the Tender Offer, the Merger and the other transactions contemplated hereby and by the other Transaction Documents, is solvent (within the meaning contemplated by Section 548 of Title 11 of the United States Code and any similar state statute which may be applicable), has and will have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     7.5. NO MATERIAL CHANGES, ETC. Except as set forth on SCHEDULE 7.5 hereto, since the Balance Sheet Date or, as the case may be, the Zycon Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries or, as the case may be, of Zycon and its Subsidiaries, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or, as the case may be, of Zycon and its Subsidiaries for the year then ended, or the consolidated statements of income for the fiscal year of the Borrower or, as the case may be, Zycon then ended, other than changes in the ordinary course of business that have not had any materially adverse effect, either individually or in the aggregate, on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole, or, as the case may be, Zycon and its Subsidiaries, considered as a whole. Since the Balance Sheet Date, the Borrower has not made any Distribution, and since the Zycon Balance Sheet Date, Zycon has not made any Distribution.

     7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Transaction Parties possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     7.7. LITIGATION. There is no restraining order, injunction or shareholder derivative suit applicable to the Tender Offer or the Merger. There is, however, one stockholder derivative suit applicable to the tender offer for Zycon, previously made by Hicks, Muse, Tate & Furst Incorporated. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Transaction Parties, before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Transaction Parties, considered as a whole, or materially impair the right of the Transaction Parties, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Transaction Documents, or any action taken or to be taken pursuant hereto or thereto (including the consummation of the Tender Offer and the Merger).

     7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Transaction Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Transaction Party or on such Transaction Party's ability to perform its obligations under the Loan Documents and the other Transaction Documents to which it is a party. Except as set forth on SCHEDULE 7.5 hereto, none of the Transaction Parties is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of such Transaction Party.

     7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Transaction Parties is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could, except as otherwise set forth on SCHEDULE 7.17, result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Transaction Party.

     7.10. TAX STATUS. The Transaction Parties (a) except as set forth in
SCHEDULE 7.10 hereto, have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. None of the

Transaction Parties has consented or will consent to be treated as a "consenting corporation" as defined in Section 341 of the Code.

     7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing. No default has occurred and is continuing under any of the Transaction Documents, and no accrued right of rescission, cancellation or termination exists under any of the Transaction Documents. To the best of the Borrower's knowledge, no default has occurred and is continuing under any agreement concerning Indebtedness of Zycon or any of its Subsidiaries.

     7.12.HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Transaction Parties is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     7.13. ABSENCE OF FINANCING STATEMENTS; PERFECTION OF SECURITY INTEREST. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Transaction Parties or any rights relating thereto. Upon the consummation of the Tender Offer and except as otherwise contemplated by [Section]8.16, all deposits of the Securities and all other actions shall have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Securities, and the Securities and the Agent's rights with respect to the Securities will not be subject to any setoff, claims, withholdings or other defenses. Upon the consummation of the Tender Offer, Hadco Acquisition will be the owner of the Securities, free from any lien, security interest, encumbrance and any other claim or demand.

     7.14. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which any of the Transaction Parties makes payments in the ordinary course of business upon terms no less favorable than any of the Transaction Parties could obtain from third parties, none of the officers, directors, or employees of any of the Transaction Parties is presently a party to any transaction with any of the Transaction Parties (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     7.15.  EMPLOYEE BENEFIT PLANS.

          7.15.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by [Section]412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under [Section]103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          7.15.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of [Section]3(1) or [Section]3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. The Borrower or, as the case may be, Zycon may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or Zycon without liability to any Person other than for claims arising prior to termination.

          7.15.3. GAURANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of [Section]302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to [Section]307 of ERISA or [Section]401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of [Section]4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          7.15.4. MULTIEMPLOYER PLANS. None of the Borrower, Zycon or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under [Section]4201 of ERISA or as a result of a sale of assets described in [Section]4204 of ERISA. None of the Borrower, Zycon or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of [Section]4241 or [Section]4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under [Section]4041A of ERISA.

     7.16. USE OF PROCEEDS. The proceeds of the Loans shall be used for purchase of the Securities pursuant to the terms of the Tender Offer Documents, for refinancing of existing indebtedness of the Borrower to FNBB and of Zycon to Comerica Bank-California, Comerica Bank-Detroit and/or any of their affiliates, and for and . The Borrower will obtain Letters of Credit solely for general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any Margin Stock, except in compliance with such Regulations.

     7.17. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, except as set forth in SCHEDULE 7.17 attached hereto, has determined that:

          (a) none of the Transaction Parties or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Transaction Parties, considered as a whole;

          (b) none of the Transaction Parties has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. [Section]6903(5), any hazardous substances as defined by 42 U.S.C. [Section]9601(14), any pollutant or contaminant as defined by 42 U.S.C. [Section]9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Transaction Parties conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except to the extent that any of the following would not have a material adverse effect on the value of the Real Estate or the business, assets or financial condition of the Transaction Parties, considered as a whole: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by and of the Transaction Parties or operators of its or their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;
     (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Transaction Parties; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA or by carriers not required by law to have such identification numbers, treated or disposed of only by treatment, recycling or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) Except with respect to matters that would not have a material adverse effect on the value of the Real Estate or the business, assets or financial condition of the Transaction Parties, considered as a whole, none of the Transaction Parties or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any of the transactions contemplated hereby or the other Transaction Documents.

     7.18. SUBSIDIARIES, ETC. Prior to the consummation of the transactions contemplated by the Tender Offer Documents and the Merger Documents, Hadco FSC and Hadco Acquisition are the only Subsidiaries of the Borrower, and Zycon

Alternate Circuits, Inc., a Delaware corporation, and Zycon Corp. SDN BHD, a Malaysian corporation, are the only Subsidiaries of Zycon. Following the consummation of the transactions contemplated by the Tender Offer Documents and the Merger Documents, Hadco FSC and Hadco Acquisition are the only direct Subsidiaries of the Borrower and Zycon Alternate Circuits, Inc., a Delaware Corporation and Zycon Corp. SDN BHD are the only Subsidiaries of Hadco Acquisition. Except as set forth on SCHEDULE 7.18 hereto, none of the Transaction Parties is engaged in any joint venture or partnership with any other Person.

     7.19. MERGER AND TENDER OFFER. Each of the representations and warranties made by the Borrower and Hadco Acquisition and, to the best of the Borrower's knowledge, Zycon and its Subsidiaries, in any of the Merger Documents or the Tender Offer Documents was true and correct in all material respects on the Closing Date. SCHEDULE 7.19 sets forth a complete list of the Merger Documents and the Tender Offer Documents, and the Borrower represents and warrants that neither the Merger Documents nor the Tender Offer Documents have been modified, amended or supplemented. The Borrower has delivered to the Agent and the Banks true, complete and correct copies of the Merger Documents and the Tender Offer Documents.

     7.20. DISCLOSURE. The representations and warranties made by the Transaction Parties in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks on behalf of any of the Transaction Parties in connection with the transactions contemplated by the Loan Documents or the other Transaction Documents do not, taken as a whole, together with all other information provided by the Borrower in connection with the transactions contemplated by the Transaction Documents, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which materially adversely affects, or which is likely in the future to materially adversely affect, the business, assets or financial condition of the Transaction Parties, taken as a whole.

                    8. AFFIRMATIVE COVENANTS OF THE BORROWER.
                       -------------------------------------

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Transaction Parties is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Salem, New Hampshire, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     8.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of the other Transaction Parties to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of the other Transaction Parties, contingencies, and other reserves.

     8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in [Section]10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, all reports, proxy statements and notices filed any of the Transaction Parties with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

          (e) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in [Section]7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this [Section]8.4(e); and

          (f) from time to time such other financial data and information (including accountants management letters) regarding the financial and other affairs of the Borrower and its Subsidiaries as the Agent or any Bank may reasonably request.

     8.5. NOTICES.
          -------
          8.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of the other Transaction Parties is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of the other Transaction Parties reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and any of the other Transaction Parties, considered as a whole, or the Agent's security interest pursuant to the Stock Pledge Agreement.

          8.5.3. NOTICE OF LITIGATION AND JUDGEMENTS. The Borrower will, and will cause each of the other Transaction Parties to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any restraining order or injunction applicable to the Tender Offer or the Merger or any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of the other Transaction Parties or to which the Borrower or any of the other Transaction Parties is or becomes a party (including, without limitation, any shareholder derivative suit) that could reasonably be expected to have a material adverse effect upon the consummation of the Tender Offer or Merger or involving an uninsured claim against the Borrower or any of the other Transaction Parties that could reasonably be expected to have a materially adverse effect on the Borrower or any of the other Transaction Parties and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of the other Transaction Parties to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of the other Transaction Parties in an amount in excess of $5,000,000.

          8.5.4. NOTIFICATION OF CLAIMS AGAINST SECURITIES. For so long as the Stock Pledge Agreement is in s. effect, the Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Securities, or the Agent's rights with respect to the Securities, are subject.

     8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Except as otherwise required to effect the Merger, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of the other Transaction Parties and will not, and will not cause or permit any of the other Transaction Parties to, convert to a limited liability company or limited liability partnership. The Borrower (i) will cause all of its properties and those of the other Transaction Parties used or useful in the conduct of its business or the business of the other Transaction Parties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of the other Transaction Parties to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this [Section]8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of the other Transaction Parties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and the other Transaction Parties, considered as a whole.

     8.7. INSURANCE. The Borrower will, and will cause each of the other Transaction Parties to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms hereof.

     8.8. TAXES. The Borrower will, and will cause each of the other Transaction Parties to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such other Transaction Party shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each other Transaction Party will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.
          ---------------------------------------

          8.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of the other Transaction Parties, to conduct commercial finance examinations of the Borrower and the other Transaction Parties, to examine the books of account of the Borrower and the other Transaction Parties (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and the other Transaction Parties with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

          8.9.2. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of the other Transaction Parties. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this [Section]8.9.2.

     8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of the other Transaction Parties to, comply with (i) in all material respects, the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of the other Transaction Parties may fulfill any of its obligations hereunder or any of the other Transaction Documents to which the Borrower or such other Transaction Party is a party, the Borrower will, or (as the case may be) will cause such other Transaction Party to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such other Transaction Party to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     8.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under [Section]103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under [Sections]302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under [Sections]4041A, 4202, 4219, 4242, or 4245 of ERISA.

     8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for purchase of the Securities pursuant to the terms of the Tender Offer Documents, for refinancing of existing indebtedness of the Borrower to FNBB and of Zycon to Comerica Bank - California, Comerica Bank - Detroit and/or any of their affiliates and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for general corporate purposes.

     8.13. INTEREST RATE PROTECTION AGREEMENTS. Within one hundred twenty (120) days following the Closing Date, the Borrower shall enter into and shall maintain interest rate protection agreements with a minimum notional amount of $75,000,000 and upon terms and conditions satisfactory in form and substance to the Agent; PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower may terminate such interest rate protection arrangements upon the first anniversary of the Closing Date; and PROVIDED FURTHER that, in the event that the Borrower incurs Indebtedness permitted by [Section]9.1(k), which Indebtedness bears interest at a fixed, rather than a floating, rate, the Borrower shall maintain such interest rate protection arrangements with respect to a minimum notional amount equal to the difference of $75,000,000 MINUS the amount of such permitted fixed rate Indebtedness.

     8.14. CONFIRMATION OF GUARANTY; ADDITIONAL GUARANTIES. Immediately following the consummation of the Merger, the Borrower shall cause Hadco Acquisition to execute and deliver to the Agent a confirmation, in form and substance satisfactory to the Agent, of the Guaranty to which Hadco Acquisition is a party, ratifying the obligations of Hadco Acquisition under such Guaranty following the consummation of the Merger and confirming that the amount of such obligations (a) equal the total amount of the Obligations, and (b) are no longer limited to the Maximum Guaranteed Loan Value. Immediately following the Merger, the Borrower shall cause Zycon Alternate Circuits, Inc. to execute and deliver to the Agent a Guaranty in the form of EXHIBIT E-1 hereto, together with such evidence of corporate authorization, legal opinions and other documentation as the Agent may request.

     8.15. CONSUMMATION OF MERGER. The Borrower will take, and will cause the other Transaction Parties to take, all corporate and legal actions advisable or necessary to cause the Merger to be approved and effected in accordance with the Merger Documents and applicable law within sixty (60) days after the Closing Date.

     8.16. DELIVERY OF SECURITIES. In the event that the Stock Pledge Agreement is then still in effect, the Borrower shall, within nine (9) days following the Closing Date, cause Hadco Acquisition to deliver stock certificates representing each of the Securities purchased by Hadco Acquisition in connection with the Tender Offer, together with blank stock powers, duly executed in blank, and to take such other actions as are necessary or desirable in the opinion of the Agent to protect and preserve its security interest in the Securities. Immediately following any subsequent purchase of Securities for so long as the Stock Pledge Agreement remains in effect, the Borrower shall cause Hadco Acquisition to deliver to the Agent stock certificates representing such additional Securities, together with undated stock powers, duly executed in blank.

     8.17. FURTHER ASSURANCES. The Borrower will, and will cause each of the other Transaction Parties to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Transaction Documents.

     8.18. POST-CLOSING UNDERTAKINGS. The Borrower shall, and shall cause the other Transaction Parties to, complete or cause the completion of, all of the conditions, actions and items set forth on SCHEDULE 8.18 on or before the respective due dates therefor set forth on SCHEDULE 8.18.

                 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                    ------------------------------------------

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

     9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of the other Transaction Parties to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (b) current liabilities of the Borrower or such other Transaction Parties incurred in the ordinary course of business not incurred through
     (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of [Section]8.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such other Transaction Party shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) obligations under Capitalized Leases which, when combined with amounts outstanding under [Section]9.1(g), do not exceed $25,000,000 in aggregate amount at any time outstanding;

          (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such other Transaction Party, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and the other Transaction Parties shall, when combined with amounts outstanding under [Section]9.1(f) not exceed the aggregate amount of $25,000,000 at any one time;

          (h) Indebtedness of the Borrower and the other Transaction Parties existing on the date hereof and listed and described on SCHEDULE 9.1 hereto;

          (i) Indebtedness of (i) a Guarantor, following its execution and delivery of its Guaranty to the Agent, to the Borrower (including Indebtedness of Hadco Acquisition to the Borrower, the proceeds of which are to be used to purchase the Securities pursuant to the Tender Offer Documents); (ii) Hadco FSC to the Borrower, in an aggregate amount not to exceed $2,000,000; (iii) Zycon to the Borrower to the extent required by the Bank Bumiputra Loan Agreement, but not to exceed $5,000,000 in the aggregate; (iv) from and after the Closing Date, Zycon Corp. SDN BHD to the Borrower or Hadco Acquisition in an aggregate amount not to exceed $55,000,000, no more than $11,000,000 of which may be incurred in any one fiscal year of the Borrower; PROVIDED, HOWEVER, that if during any fiscal year the amount of such Indebtedness permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year; and (v) until the Guaranty Delivery Date, Zycon or Zycon Alternate Circuits, Inc. to the Borrower or Hadco Acquisition in an aggregate amount not to exceed $25,000,000;

          (j) Indebtedness consisting of contingent obligations arising in connection with any Transaction Party's compliance with applicable Environmental Laws in an amount not to exceed in the aggregate, ten percent (10%) of Consolidated Net Worth;

          (k) So long as no Default or Event of Default shall have occurred and be continuing or would occur following the incurrence of any thereof, unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $175,000,000, consisting of (i) up to $150,000,000 (but not to exceed, when combined with amounts of Indebtedness incurred pursuant to clause (ii) of this [Section]9.1(k), $175,000,000) which is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions satisfactory to the Agent and the Majority Banks in their sole and absolute discretion, and evidenced as subordinate by a Subordination and Intercreditor Agreement or another written instrument containing subordination provisions in form and substance satisfactory to (in their sole and absolute discretion) and approved by the Agent and the Majority Banks in writing; and (ii) up to $100,000,000 (but not to exceed, when combined with amounts of Indebtedness incurred pursuant to clause (i) of this [Section]9.1(k), $175,000,000) of Indebtedness which may rank PARI PASSU with the Obligations; PROVIDED, HOWEVER, that the terms of such Indebtedness shall include the following:
     (A) the maturity date of any such Indebtedness occurs at least one hundred twenty (120) days following the Revolving Credit Loan Maturity Date; (B) with respect to subordinated Indebtedness described in clause (i) of this [Section]9.1(k), no principal, interest, fees or other amounts with respect thereto are due and payable upon the occurrence and during the continuance of a Default or Event of Default; (C) with respect to subordinated Indebtedness described in clause (i) of this [Section]9.1(k), no principal or sinking fund payments are due prior to at least one hundred twenty (120) days following the Revolving Credit Loan Maturity Date; (D) the rate of interest and other fees applicable to such Indebtedness are, in the reasonable judgment of the Agent and the Majority Banks, a market rate for companies with the same or similar financial profile as the Borrower; (E) the covenants, including affirmative, negative and financial covenants, included therein are, in the reasonable judgment of the Agent and the Majority Banks, less restrictive than the covenants set forth in [Sections]8, 9 and 10 hereof and do not contain a negative pledge on assets of the Borrower and the other Transaction Parties (but may, with respect to PARI PASSU Indebtedness described in clause (ii) of this [Section]9.1(k), contain an "equal and ratable clause" with respect to any collateral obtained by the Agent and the Banks); (F) the terms and conditions of which may not be amended without the prior written consent of the Agent and the Majority Banks; (G) default provisions with respect to which do not cross-default to the Credit Agreement and the other Loan Documents, except that, with respect to PARI PASSU Indebtedness described in clause (ii) of this [Section]9.1(k), such default provisions may cross-default to a Default or Event of Default under [Section]13.1(a) or (b), to the extent that any such Default or Event of Default is not cured or waived within thirty (30) days after the occurrence thereof; and (H) such other terms and conditions as the Agent and the Majority Banks may reasonably require; PROVIDED, FURTHER, that prior to the incurrence of any such Indebtedness, the Borrower shall provide to the Agent PRO FORMA financial statements and compliance certificates in the form of EXHIBIT C indicating that for the period from the date of the incurrence of such Indebtedness until the Revolving Credit Loan Maturity Date, no Default or Event of Default would result from the incurrence of such Indebtedness; and

          (l) Indebtedness not otherwise set forth in clauses (a)-(k) of this [Section]9.1 in an amount not to exceed $2,000,000 in the aggregate.

     9.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of the other Transaction Parties to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any of the other Transaction Parties may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower on all or part of the assets of any of the other Transaction Parties securing Indebtedness permitted by [Section]9.1 and owing by such other Transaction Parties to the Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by [Section]9.1(d);

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any of the other Transaction Parties is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and the other Transaction Parties, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and the other Transaction Parties on a consolidated basis;

          (g) liens existing on the date hereof and listed on SCHEDULE 9.2 hereto;

          (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by [Section]9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

          (i) liens on the Securities for so long as they constitute Margin Stock and on any other Margin Stock held by the Borrower or the other Transaction Parties; and

          (j) liens on the capital stock of Hadco Acquisition until the earlier to occur of the Guaranty Delivery Date or the date on which the Securities no longer constitute Margin Stock.

     9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of the other Transaction Parties to, make or permit to exist or to remain outstanding any Investment except for in Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances, money market deposits and time deposits of any of the Banks (including branches of any of the Banks) or other United States banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d) mutual funds which invest solely in the types of Investments described in [Section]9.3(a), (b) and (c);

          (e) Investments existing on the date hereof and listed on SCHEDULE 9.3 hereto;

          (f) Investments consisting of the Guaranties or Investments by the Borrower in (i) any of the Guarantors or (ii) Hadco FSC in an aggregate amount not to exceed $2,000,000;

          (g) Investments with respect to Indebtedness permitted by (i) [Section]9.1(i)(iii) and (iv) and (ii) until the occurrence of the Guaranty Delivery Date, [Section]9.1(i)(v);

          (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by [Section]9.5.3 and Investments otherwise permitted by [Section]9.5.2;

          (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

          (j) marketable direct or guaranteed obligations of United States municipalities that are rated by Standard and Poor's and Moody's Investors Services, Inc. as investment grade and that mature within five (5) years from the date of purchase by the Borrower, in an amount not to exceed $2,000,000 from any one issuing municipality and in an aggregate amount not to exceed the lesser of $5,000,000 and fifty percent (50%) of all Investments made by the Borrower or any of the other Transaction Parties under [Section]9.3(a), (b), (c), (d) and (k); and

          (k) mutual funds investing in marketable direct or guaranteed obligations of United States municipalities that are rated by Standard and Poor's and Moody's Investors Services, Inc. as investment grade and that mature within five (5) years from the date of purchase by the Borrower, in an amount not to exceed $2,000,000 from any mutual fund and in an aggregate amount not to exceed $5,000,000.

     9.4. DISTRIBUTIONS. The Borrower will not make any Distributions, other than the Zycon Employee Distribution.

     9.5. MERGERS AND CONSOLIDATIONS, ACQUISITIONS AND DISPOSITION OF ASSETS.
          ------------------------------------------------------------------

          9.5.1. MERGERS AND CONSOLIDATIONS. The Borrower will not, and will not permit any of the other Transaction Parties to, become a party to any merger or consolidation, except (a) the merger or consolidation of one or more Subsidiaries of the Borrower with and into the Borrower, (b) the merger or consolidation of two or more Subsidiaries of the Borrower, (c) the merger or consolidation of a Target with and into the Borrower or one of its Subsidiaries, and (d) pursuant to the terms of the Merger Documents, the Merger.

          9.5.2. ACQUISITIONS. The Borrower will not, and will not permit any of the other Transaction Parties to agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices to the extent permitted by [Section]10.2); PROVIDED, HOWEVER, that (a) the Borrower may effect asset or stock acquisitions in an aggregate amount not to exceed $5,000,000; (b) the Borrower may make stock acquisitions (in addition to those otherwise permitted or contemplated by this [Section]9.5.2 in an amount not to exceed five percent (5%) of the capital stock of or other interest in any entity and in an aggregate amount for all such acquisitions not to exceed at any time ten percent (10%) of the Borrower's Consolidated Net Worth; PROVIDED, HOWEVER, that the writtent consent of the Majority Banks shall shall be required with respect to any individual such acquisition in an amount equal to the lesser of (i) five percent (5%) of the Borrower's Consolidated Net Worth at the time of such acquisition and
     (ii) $5,000,000; and (c) subject to the requirements of this [Section]9.5.2(c), the Borrower may effect asset or stock acquisitions ("Permitted Acquisitions") in addition to those otherwise permitted by this [Section]9.5.2 to the extent that (i) the business to be acquired (the "Target") is in the same or similar lines of business as the Borrower and the other Transaction Parties, (ii) each of the annual financial statements of the Target for each of the immediately preceding three (3) fiscal years of the Target and its Subsidiaries, if any, show a positive net income prior to adjustments, (iii) following the completion of such Permitted Acquisition, the Borrower or one of its wholly owned Subsidiaries shall own one hundred percent (100%) of the stock and assets of the Target and its Subsidiaries, if any, (iv) as of the date of such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto and (v) contemporaneously with the closing of such Permitted Acquisition, the Borrower shall provide to the Agent and the Banks a compliance certificate in the form of EXHIBIT E-1, duly certified by the principal financial or accounting officer of the Borrower, indicating the Borrower's compliance with the financial covenants contained in [Section]10 immediately prior to and, on a PRO FORMA basis, immediately following such acquisition; and PROVIDED FURTHER that, contemporaneously with the closing of such acquisition, such newly acquired Subsidiary shall, pursuant to documentation in form and substance satisfactory to the Agent and the Agent's Special Counsel, become a party to and Guarantor under, and be bound by all of the terms and conditions of, a Guaranty in the form of EXHIBIT E hereto and shall provide to the Agent, in addition to such Guaranty, such evidence of corporate authorization, legal opinions and other documentation as the Agent may request. To the extent that any such Permitted Acquisition alters the accuracy or completeness of any of the Schedules hereto, the Borrower shall deliver to the Agent, contemporaneously with the delivery of the loan documentation referred to above, revised schedules reflecting changes resulting from such Permitted Acquisition; PROVIDED that the Agent shall only be required to accept such revised schedules, and such revised schedules shall only become part of this Credit Agreement, in the event that the Borrower shall have taken any and all action necessary to bring such newly acquired Subsidiary into compliance with each representation and warranty set forth herein, including in [Section]7 hereof; and PROVIDED FURTHER that no change resulting from any Permitted Acquisition would have a material adverse effect on the Borrower and the other Transaction Parties, taken as a whole.

          9.5.3. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of the other Transaction Parties to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

     9.6. SALE AND LEASEBACK. Except for arrangements described on SCHEDULE 9.6 and arrangements with respect to which the property being sold or transferred has an aggregate fair market value not to exceed $10,000,000 for all such arrangements, the Borrower will not, and will not permit any of the other Transaction Parties to, enter into any arrangement, directly or indirectly, whereby the Borrower or any of the other Transaction Parties shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any of the other Transaction Parties intends to use for substantially the same purpose as the property being sold or transferred.

     9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except to the extent that any of the following would not have a material adverse effect on the business, assets or financial condition of the Transaction Parties, considered as a whole, the Borrower will not, and will not permit any of the other Transaction Parties to,
(i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     9.8. EMPLOYEE BENEFIT PLANS. None of the Borrower, Zycon or any ERISA Affiliate will

          (a) engage in any "prohibited transaction" within the meaning of [Section]406 of ERISA or [Section]4975 of the Code which could result in a material liability for the Borrower or any of the other Transaction Parties; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in [Section]302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of the other Transaction Parties pursuant to [Section]302(f) or [Section]4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to [Section]307 of ERISA or [Section]401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of [Section]4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     9.9. CHANGES TO TRANSACTION DOCUMENTS. The Borrower will not, and will not permit any of the other Transaction Parties to amend, supplement or waive in any material respect the Merger Documents or the Tender Offer Documents or any term or condition set forth in the Merger Documents or in the Tender Offer Documents without the prior written consent of the Agent and the Majority Banks; PROVIDED, HOWEVER, that the Borrower may file with the Securities and Exchange Commission an amendment of such documents on Form 14d-1 upon the consummation of the Tender Offer, which amendment does not amend any of the terms or conditions set forth in the Merger Documents or the Tender Offer Documents but merely confirms the consummation of the Tender Offer.

     9.10. CAPITALIZATION. The Borrower will not and will not permit any of the other Transaction Parties to designate, establish or create any new or additional series of capital stock or effect or permit any change in or amendment to its charter documents (other than a change to increase the amount of authorized common stock of such Person) or any other document or instrument pertaining to the terms of the capital stock of such Person (except as necessary to effect the Merger). Neither the Borrower nor any of the other Transaction Parties will enter into or permit to exist any contractual or other obligation to redeem, retire or repurchase any of its capital stock.

     9.11. AGREEMENTS REGARDING HADCO FSC. Neither the Borrower nor any of the other Transaction Parties shall permit Hadco FSC (a) to engage in any activities other than those directly related to its purpose as a foreign sales corporation pursuant to [Sections]921-927 of the Code or (b) at any time to own, hold or have an interest in property or assets, whether tangible or intangible and including cash and cash equivalents, with a fair market value in excess of $2,000,000.

                    10. FINANCIAL COVENANTS OF THE BORROWER.
                        -----------------------------------

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. FUNDED DEBT TO EBITDA. The Borrower will not, as at the end of any four consecutive fiscal quarters of the Borrower, permit the ratio of (a) Consolidated Funded Debt to (b) EBITDA to be greater than the ratio set forth opposite such period in such table:


            Period                            Ratio
            ------                            -----

  Closing Date - October 31, 1997             2.75:1
  November 1, 1997 and thereafter             2.50:1



     10.2. CAPITAL EXPENDITURES. The Borrower will not make, or permit any of the other Transaction Parties to make, Capital Expenditures in any fiscal year that exceed, in the aggregate for the Borrower and the other Transaction
Parties, the amount set forth in the table below opposite such fiscal year set forth in such table; PROVIDED, HOWEVER, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year.


            Period                      Maximum Capital Expenditures
            ------                      ----------------------------

October 27, 1996 - October 25, 1997             $ 80,000,000
October 26, 1997 - October 31, 1998             $ 85,000,000
November 1, 1998 - October 30, 1999             $ 90,000,000
October 31, 1999 - October 28, 2000             $ 95,000,000
October 29, 2000 - October 27, 2001             $100,000,000
October 28, 2001 - January 8, 2002              $ 25,000,000



     10.3. DEBT SERVICE. The Borrower will not, as at the end of any fiscal quarter ending during any period described in the table set forth below, permit the ratio of (a) Earnings Before Interest and Taxes for such fiscal quarter to
(b) Consolidated Total Interest Expense for such fiscal quarter, to be less than the ratio set forth opposite such period in such table:

            Period                         Ratio
            ------                         -----
Closing Date - July 31, 1997               3.0:1
August 1, 1997 and thereafter              3.5:1


For purposes of this [Section]10.3, Earning Before Interest and Taxes and Consolidated Total Interest Expense, for the fiscal period, from the Closing Date until October 31, 1997, will be calculated by multiplying the amount of Earnings Before Interest and Taxes or, as the case may be, Consolidated Total Interest Expense for such period by a fraction, the numerator of which is the number of days which have elapsed since the Closing Date and the denominator of which is three hundred sixty-five (365).

     10.4. CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (a) $60,000,000 PLUS (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income (not to be reduced for losses) for each fiscal quarter beginning with the fiscal quarter ended January 31, 1997, PLUS (c) one hundred percent (100%) of the net proceeds of any sale by the Borrower of (i) equity securities issued by the Borrower or (ii) warrants or subscription rights for equity securities issued by the Borrower.

                             11. CLOSING CONDITIONS.
                                 ------------------

     The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to January 31, 1997.

     11.1. LOAN DOCUMENTS; TRANSACTION DOCUMENTS.
           -------------------------------------

          11.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          11.1.2. TRANSACTION DOCUMENTS. Each of the other Transaction Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and Hadco Acquisition, Zycon, Zycon Alternate Circuits, Inc. and Zycon Corp. SDN BHD a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

     11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the other Transaction Parties of this Credit Agreement and the other Transaction Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Transaction Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each such Transaction Party, each of the Transaction Documents to which such Transaction Party is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Transaction Documents to which it is a party.

     11.5. VALIDITY OF LIENS; UCC SEARCH RESULTS.
           -------------------------------------

          11.5.1. VALIDITY OF LIENS. The Stock Pledge Agreement shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Securities.

          11.5.2. UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and the other Transaction Parties the results of UCC searches in jurisdictions certified by the Borrower as constituting the locations of all offices and locations, including the chief executive office, of the Borrower and each of the other Transaction Parties and in such other jurisdictions as the Agent may request, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     11.6. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     11.7. FORM U-1. Each of the Borrower and Hadco Acquisition shall have provided to the Agent and each of the Banks a duly completed and executed Form U-1, as specified by Regulation U of the Federal Reserve Board of Governors.

     11.8. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and the other Transaction Parties following the consummation of the transactions contemplated herein and in the other Transaction Documents and in form and substance satisfactory to the Banks.

     11.9. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Berlin, Hamilton & Dahmen, counsel to the Borrower and its Subsidiaries.

     11.10. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, any Letter of Credit fees and the fees payable pursuant to [Section]5.1 and the Agent's Side Letter.

     11.11. TENDER OFFER.
            ------------

          11.11.1. ADEQUATE TENDER OF SECURITIES. Hadco Acquisition or the Borrower shall have received, as of the Closing Date, proper tenders of Securities which shall represent at least a majority of the Securities, and as to which Securities all (if any) rights of withdrawal of the tendering shareholders under Section 14(d)(5) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder with respect to such Securities shall have expired or will expire upon the purchase thereof.

          11.11.2. CONSUMMATION OF TENDER OFFER. All of the conditions to the purchase of the Securities pursuant to the Tender Offer Documents shall have been satisfied, and none of such conditions shall have been amended, supplemented or waived except with the consent of the Agent and the Majority Banks.

     11.12. UNUSED DEBT CAPACITY. Immediately following the closing and consummation of the Tender Offer, the amount by which the Total Commitment exceeds the sum of the Loans outstanding (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount plus any Unpaid Reimbursement Obligations shall be at least $25,000,000.

     11.13. PAYMENT OF EXISTING INDEBTEDNESS; CONSENT OF OTHER LENDERS.
            ----------------------------------------------------------

          11.13.1. INDEBTEDNESS OF THE BORROWER TO FNBB. The Borrower shall have repaid all obligations to FNBB under the Revolving Credit Agreement dated as of July 10, 1996 between the Borrower and FNBB, including principal, interest, fees and other amounts owing thereunder, and FNBB shall have returned to the Borrower the Note (as defined in such Revolving Credit Agreement dated as of July 10, 1996), marked "Cancelled".

          11.13.2. INDEBTEDNESS OF ZYCON TO COMERICA BANK - CALIFORNIA. The Agent shall have received a payoff letter, satisfactory in form and substance to the Agent, from Comerica Bank - California, indicating all loan obligations of Zycon and its Subsidiaries to Comerica Bank - California to be discharged on the Closing Date and an agreement by Comerica Bank - California that upon receipt of such funds, all such loan obligations shall be paid in full and it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by Zycon or any of its Subsidiaries in favor of Comerica Bank - California.

          11.13.3. CONSENT OF EQUIPMENT LESSORS. The Agent shall have received evidence of the consent, in form and substance satisfactory to the Agent, of each of CIT Group/Equipment Financing, Inc.,

     MetLife Capital Corporation and Heller Financial, Inc. to the purchase by Hadco Acquisition of the Securities, to the Merger and to the other transactions contemplated hereby and by the other Transaction Documents.

          11.13.4. NEW YORK URBAN DEVELOPMENT CORPORATION. The Agent shall have received evidence of the consent, in form and substance satisfactory to the Agent, of New York Urban Development Corporation to the purchase by Hadco Acquisition of the Securities, the loan by the Borrower to Hadco Acquisition of sufficient proceeds of the Loans to enable the purchase of the Securities and to the other transactions contemplated hereby and by the other Transaction Documents.

          11.13.5. NOTICE TO BANK BUMIPUTRA. The Borrower or Zycon shall have complied with all notice and other requirements set forth in the Bank Bumiputra Loan Agreement resulting from the transactions contemplated by the Transaction Documents.

     11.14. POST-CLOSING UNDERTAKINGS. The conditions, actions and items set forth on SCHEDULE 8.18 shall not be deemed waived by virtue of the fact that they are not completed on the Closing Date.

                        12. CONDITIONS TO ALL BORROWINGS.
                            ----------------------------

     The obligations of the Banks to make any Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and the Guarantors contained in this Credit Agreement, the other Transaction Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

     12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Transaction Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.
                        ------------------------------------

     13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any of the other Transaction Parties shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within two (2) Business Days after the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in [Section]8, 9 or 10;

          (d) the Borrower or any of the other Transaction Parties shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [Section]13.1) for twenty (20) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of the other Transaction Parties in this Credit Agreement or any of the other Transaction Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of the other Transaction Parties shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed money or credit received or in respect of any Capitalized Leases, which obligations exceed $5,000,000 in the aggregate, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases exceeding $5,000,000 in the aggregate, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Borrower or any of the other Transaction Parties shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of the other Transaction Parties or of any substantial part of the assets of the Borrower or any of the other Transaction Parties or shall commence any case or other proceeding relating to the Borrower or any of the other Transaction Parties under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of the other Transaction Parties and the Borrower or any of the other Transaction Parties shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of the other Transaction Parties bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of the other Transaction Parties in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, any final judgment against the Borrower or any of the other Transaction Parties that, with other outstanding final judgments, undischarged, against the Borrower or any of the other Transaction Parties exceeds in the aggregate $5,000,000;

          (j) if any of the Transaction Documents shall be cancelled, terminated, revoked or rescinded, or the Agent's security interest in a substantial portion of the Securities shall cease to be perfected, or shall cease to have the priority contemplated by the Stock Pledge Agreement, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Transaction Documents shall be commenced by or on behalf of the Borrower or any of the other Transaction Parties party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Transaction Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Borrower, Zycon or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $2,000,000; the Borrower, Zycon or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $2,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of [Section]302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or Zycon to the PBGC or the Plan in an aggregate amount exceeding $2,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

          (l) the Borrower or any of the other Transaction Parties shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of the other Transaction Parties if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and the other Transaction Parties, considered as a whole;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of the other Transaction Parties if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and the other Transaction Parties, considered as a whole;

          (o) the Borrower or any of the other Transaction Parties shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any the other Transaction Parties, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such other Transaction Party having a fair market value in excess of $1,000,000; or

          (p) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty percent (30%) or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower or the Borrower shall, at any time, legally or beneficially own less than ninety percent (90%) of the shares of the capital stock of Hadco Acquisition (on a fully diluted basis), whether before or after the consummation of the Merger;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in [Sections]13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in [Section]13.1(g) or [Section]13.1(h) shall occur and be continuing, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of the other Transaction Parties of any of the Obligations.


     13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to [Section]13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   14. SETOFF.
                                       ------

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.
                                     ---------

     15.1. AUTHORIZATION.
           -------------

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents.


     15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.


     15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     15.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of the other Transaction Parties, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of the Transaction Parties. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of the Transaction Parties. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     15.5. PAYMENTS.
           --------

           15.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

           15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.


          15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of [Section]14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.


     15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.


     15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by [Section]16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     15.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.


     15.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the appointment of and acceptance by a successor Agent and so long as no Default or Event of Default has occurred and is continuing, the resigning Agent will pay to the successor Agent a PRO RATA portion of the annual Agent's fee described in the Agent's Side Letter, calculated by multiplying the annual amount of such fee by a fraction, the numerator of which is 365 MINUS the number of days which have elapsed since the Borrower's most recent payment of such fee and the denominator of which is 365. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  16. EXPENSES.
                                      --------

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the evaluation of the Borrower and the other Transaction Parties and with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including, without limitation, commercial finance examination expenses, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of the other Transaction Parties or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of the other Transaction Parties (but excluding disputes solely between or among the Banks), or related to the Merger or the Tender Offer, and
(f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches. The covenants of this [Section]16 shall survive payment or satisfaction of all other Obligations.

                              17. INDEMNIFICATION.
                                  ---------------

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of the other Transaction Parties of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower or any of the other Transaction Parties entering into or performing this Credit Agreement or any of the other Transaction Documents or (c) with respect to the Borrower and the other Transaction Parties and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that such indemnity shall not apply to the portion, if any, of any such losses, claims, damages, liabilities or related expenses of any Person seeking indemnification that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Person seeking indemnification. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this [Section]17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this [Section]17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.
                             --------------------------

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Transaction Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of the other Transaction Parties pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of the other Transaction Parties pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such other Transaction Party hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.
                            ----------------------------


     19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000, (iv) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000 and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in [Section]19.3, be released from its obligations under this Credit Agreement.


     19.2. CERTAIN REPRESENTATION AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and the other Transaction Parties or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and the other Transaction Parties or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in [Section]7.4 and [Section]8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the

     Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.


     19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.


     19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this [Section]19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the

Banks. The surrendered Notes shall be cancelled and returned to the Borrower within a reasonable time following the issuance of any new Note.


     19.5. PARTICIPATIONS. Each Bank may sell Participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.


     19.6. DISCLOSURE. The Borrower agrees that, in addition to disclosures made in accordance with standard and customary banking practices and in accordance with the requirements of [Section]28 hereof, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.


     19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to [Section]13.1 or [Section]13.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to [Section]13.1 or [Section]13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.


     19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to [Section]16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this [Section]19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under [Section]4 of the Federal Reserve Act, 12 U.S.C. [Section]341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.


     19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.
                                    ------------

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 12A Manor Parkway, Salem, New Hampshire 03709, Attention: Timothy P. Losik, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Jeffrey G. Millman, Vice President, or Division Executive, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.
                                   -------------

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN [Section]21. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.
                                      --------

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.
                                    ------------

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.
                               ---------------------

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [Section]26.

                            25. WAIVER OF JURY TRIAL.
                                --------------------

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                         ----------------------------------

     Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of the other Transaction Parties of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to [Section]5.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event oF Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and [Section]15 may not be amended without the written consent of the Agent. No waiver shall extend to oR affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.
                                    ------------

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                               28. CONFIDENTIALITY
                                   ---------------

     Each of the Agent and the Banks agree to keep any information delivered or made available to it by or on behalf of the Borrower or any of the other Transaction Parties confidential from anyone other than its employees, officers, attorneys and other advisors, PROVIDED that nothing herein shall prevent the Agent or such Bank from disclosing such information upon the order or request of any court or administrative agency or authority, upon the request or demand of any regulatory agency or authority, to the extent that such information has been publicly disclosed other than as a result of a disclosure by the Agent or such Bank, otherwise as required by law or to any actual or potential assignee or participant hereof pursuant to [Section]19.6. The Borrower agrees that it will, and wilL cause each of the other Transaction Parties to, keep any information delivered or made available to it by or on behalf of the Agent or any of the Banks (including, without limitation, the amount of any fees payable to the Agent pursuant to [Section]5.1 and the Agent's Side Letter) confidential from anyone other that its employees, officers, attorneys and other advisors, PROVIDED that nothing herein shall prevent the Borrower from disclosing such information upon the order or request of any court or administrative agency or authority, upon the request or demand of any regulatory agency or authority, to the extent that such information has been publicly disclosed other than as a result of disclosure by the Borrower or any of the other Transaction Parties, or otherwise as required by law.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                HADCO CORPORATION



                                By: ___________________________________________
                                    Name:
                                    Title:

                                THE FIRST NATIONAL BANK OF BOSTON,
                                individually and as Agent



                                By: ___________________________________________
                                    Name:
                                    Title:  Vice President